MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this "Agreement") is made and entered into as of April 8, 2016 (the "Effective Date") by and between Ancora Advisors, LLC ("Ancora") and Regional Brands Inc. (f/k/a 4net Software, Inc.), a Delaware corporation (the "Company").

The parties agree as follows:

1. SERVICES. Ancora shall provide or cause to be provided, through its affiliates, employees or other third persons, to the Company the services described in Exhibit A hereto (the "Services").

2. PAYMENT FOR SERVICES. In consideration for the provision of the Services, the Company shall pay to Ancora a quarterly management fee in an amount equal to 0.14323% of the Company's shareholders' equity (excluding cash and cash equivalents) as shown on the Company's balance sheet as of the end of each fiscal quarter of the Company (the "Management Fee"). The Company shall pay the Management Fee with respect to each fiscal quarter of the Company no later than 10 days following the issuance of the Company's financial statements for such fiscal quarter, but in any event no later than 60 days following the end of each fiscal quarter. The Management Fee shall be pro-rated for partial fiscal quarters. In addition, the Company shall reimburse Ancora for any third-party charges incurred by Ancora on the Company's behalf.

3. METHOD OF PAYMENT. Payments by the Company pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds to an account or accounts specified by the party receiving such payment. Whenever any payment hereunder is required on a day other than a business day, such payment shall be made on the next succeeding business day.

4. PERFORMANCE OF SERVICES.

(a) DEGREE OF CARE. Ancora shall perform the Services with the same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs.

(b) CERTAIN LIMITATIONS. Ancora will not be obligated to provide Services for the benefit of entities other than the Company. The Company shall use the Services only in accordance with all applicable federal, state and local laws and regulations.

(c) CERTAIN INFORMATION. The Company shall provide any information needed by Ancora from the Company to perform the Services pursuant hereto. If the failure to provide such information renders the performance of any requested Services impossible or unreasonably difficult, Ancora may, upon reasonable notice to the Company, refuse to provide such Services.

5. LIMITATIONS ON LIABILITY AND INDEMNIFICATION.

(a) LIMITATIONS ON LIABILITY. Neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by the other party as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party. In no event shall either party have any liability to the other party for indirect, incidental, punitive, special or consequential damages or lost profits that such other party or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder.

(b) INDEMNIFICATION. Subject to the limitations on liability set forth in the last sentence of Section 5(a) hereof, each party shall indemnify, defend and hold harmless the other party and its directors, officers, managers, members, shareholders, affiliates, employees, agents and representatives from and against any and all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees and expenses) caused by or arising out of the willful misconduct or gross negligence of such indemnifying party in the performance or non-performance of its obligations hereunder.

(c) SURVIVAL. The provisions of this Section 5 shall survive any termination of this Agreement.

6. TERM OF AGREEMENT. This Agreement will terminate at such time as both Jeff Anderson ("Anderson") and Brian Hopkins ("Hopkins") (including, for the avoidance of doubt, their respective successors designated by Ancora (in the case of Anderson) or Hopkins, as applicable) are no longer members of the Company's Board of Directors for any reason. This Agreement may also be terminated by mutual agreement of the parties.

7. CONFIDENTIALITY. Each party will hold in trust and maintain confidential and, except to the extent required by law or legal process, not disclose to others without the prior written approval of the other party, any information received by it from the other party in connection with the performance of this Agreement (the "Information"). Within 90 days after the date of termination of this Agreement, each party will return to the other party or destroy all documents, data and other materials of whatever nature relating to the businesses of the other that it obtained in connection with the performance of this Agreement, provided that the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting, regulatory or financial reporting requirements or to resolve any legal issues identified at the time of termination. The provisions of this Section 7 shall survive any termination of this Agreement.

8. MISCELLANEOUS.

(a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto to any other person without the prior written consent of the other party.

(b) NO THIRD-PARTY BENEFICIARIES. Except for the persons entitled to indemnification pursuant to Section 5(b) hereof, each of whom is an intended third-party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

(c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

(d) AMENDMENT. This Agreement may not be amended except by a written instrument signed by the parties hereto.

(e) WAIVERS. Either party hereto may (i) extend the time for the performance of any of the obligations or other act of the other party or (ii) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

(f) SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

(g) HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) NOTICES. All notices given in connection with this Agreement shall be in writing. Service of such notice shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if sent by overnight courier service, on the next business day, or (iii) if sent by facsimile or email, on the date sent, provided that receipt has been confirmed. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

If to Ancora:

Ancora Advisors, LLC
6060 Parkland Boulevard
Cleveland, OH 44124
Telephone: 216-825-4000
Facsimile: 216-825-4001
Attention: Brian Hopkins
E-mail: brian@ancora.net

If to the Company:

Regional Brands Inc.
31248 Oak Crest Drive, Suite 110
Westlake Village, California 91361
Telephone: (805) 416-7054
Facsimile:

Attention: Steven Bronson
E-mail: sb@qualstar.com

(i) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to the principles of conflict of laws of such State.

(j) NON-EXCLUSIVE RELATIONSHIP; INDEPENDENT CONTRACTOR.

(i) The Company recognizes and acknowledges that Ancora provides investment management services to various clients. The Company agrees that Ancora may give advice and take action with respect to its other clients that may differ from advice given or the timing or nature of action taken with respect the Company's account. Ancora shall have no obligation to purchase or sell for the Company any security that Ancora or any of its principals, affiliates or employees may purchase or sell for themselves or their respective clients. The Company further acknowledges that transactions in a specific security may not be accomplished for all clients' accounts at the same time or the same price.

(ii) The parties understand that Ancora is being engaged hereunder as an independent contractor to provide the Services solely to the Company, and that Ancora is not acting as an agent or fiduciary of the Company, the security holders or creditors of the Company or any other person or entity in connection with this Agreement, and the Company agrees that it will not make, and hereby waives, any claim based on an assertion of such an agency or fiduciary relationship. Any duties arising by reason of this Agreement or as a result of the services to be rendered by Ancora hereunder will be owed solely to the Company.

(k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument; provided that a facsimile, electronic or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, electronic or .pdf signature.

[*Signature page follows*]

IN WITNESS WHEREOF, Ancora and the Company have caused this Agreement to be executed as of the date first above written.

ANCORA ADVISORS, LLC

By: _______________________
Name: Brian Hopkins
Title: Managing Director

REGIONAL BRANDS INC.

By: _______________________
Name:
Title:

3582100-2

IN WITNESS WHEREOF, Ancora and the Company have caused this Agreement to be executed as of the date first above written.

ANCORA ADVISORS, LLC

By: ______________________________
Name:
Title:

REGIONAL BRANDS INC.

By: ______________________________
Name: Steven N. Bronson
Title: Director

3582100-2

EXHIBIT A

SERVICES

Services to be provided by Ancora include:

1. Analysis of the investment portfolio:

On an ongoing basis Ancora will analyze the Company's portfolio, considering structural changes, allocations and the risk profile of the portfolio. Periodically recommendations will be made by Ancora to modify characteristics of the portfolio based on relative attractiveness and other valuation considerations.

2. Analysis of individual securities

On an ongoing basis Ancora will analyze any individual securities that may be proposed to be purchased by the Company. Such analysis may include financial modeling, industry research, management evaluation and other due diligence services that are deemed necessary.

3. Trading

On an ongoing basis Ancora will execute trades via the Ancora trading desk. Ancora has multiple professional traders who will seek out liquidity and execute transactions for board-approved investments.

4. Analysis of M&A opportunities

On an ongoing basis Ancora will evaluate potential acquisition and merger opportunities. Its analysis may include financial modeling, industry research, management evaluation and other due diligence services that are deemed necessary.

5. Sourcing M&A opportunities

On an ongoing basis Ancora will source, through contacts, industry analysis and other means known to Ancora, potential merger and acquisition opportunities, including potential whole company or majority control investments designed to enhance the value of the Company's significant tax asset.